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Contact:
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Dean J. Paranicas/ Investor and Media Relations 201-847-7102
Alexander Samuelson, Rubenstein Associates 212-843-8286



                EDWARD J. LUDWIG BECOMES BD CHAIRMAN OF THE BOARD


Franklin Lakes, NJ (February 14, 2002) - BD (Becton, Dickinson and Company) (NYSE: BDX) announced that Edward J. Ludwig was named Chairman of the Board, effective immediately following the BD Annual Meeting of Shareholders that was held yesterday. Mr. Ludwig succeeds Clateo Castellini, who will continue to serve as a member of the Board.

As previously announced, in addition to serving as Chairman, Mr. Ludwig, 50, continues as BD's President and Chief Executive Officer. He has been President since June 1999 and Chief Executive Officer since January 2000. Mr. Ludwig joined the Company in 1979.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2001, BD reported total revenues of $3.8 billion.